Exhibit 2.1

MEDIFOCUS INC.
INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO
THIS CERTIFIES THAT
* SPECIMEN *
NUMBER
CERT.9999
SHARES
**9,000,000**********
***9,000,000*””’******
****9,000,000********
*****9,000,000*******
******9,000,000******
CUSIP: 58470Q101
ISIN: CA58470Q1019
is the registered owner of
* NINE MILLION AND 00/100 *
FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF
MEDIFOCUS INC.
transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.
This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers.
DATED: JANUARY 01, 2009
COUNTERSIGNED AND REGISTERED by
Equity Financial Trust Company
200 University Avenue, Suite 400
Toronto, ON M5H 4H1
Main Transfer Agent and Registrar
By
AUTHORIZED OFFICER
OR
COUNTERSIGNED AND REGISTERED by
Island Stock Transfer
15500 Roosevelt Boulevard, Suite 301
Co-Transfer Agent
Clearwater FL 33760
By
AUTHORIZED OFFICER
Dr. Augustine Y. Cheung
Chief Executive Officer
Grant B. Walsh
Chairman
The Shares represented by this Certificate are transferable at the offices of Island Stock Transfer, Clearwater, Florida, USA, and at the offices of Equity Financial Trust Company, Toronto, Ontario, Canada.
SECURITY INSTRUCTIONS ON REVERSE
VOIR LES INSTRUCTIONS DE SECURITE AU VERSO
Printed by DATA BUSINESS FORMS
4744675

FOR VALUE RECEIVED,	hereby sell, assign and transfer unto	RESTRICTIONS

PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

-	-

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises.

Dated

Signature:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER , AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.